UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2019

Textmunication Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1940 Contra Costa Blvd. Pleasant Hill, CA	94523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 925-777-2111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01	Other Events

As previously disclosed, on June 11, 2019, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers identified therein (collectively, the “Purchasers”) providing for the issuance and sale to the Purchasers of an aggregate of up to 40,000 shares of our Series D Convertible Preferred Stock (the “Preferred Shares”) and related warrants for gross proceeds to the Company of $200,000.

On December 9, 2019, we exercised our right to redeem the Preferred Shares by paying the Purchasers $260,000 or 130% of the amount paid for the Preferred Shares, as called for under the Securities Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Textmunication Holdings.

/s/ Geoffrey Selzer
Geoffrey Selzer
Chief Executive Officer
Date: December 11, 2019